                                                                     EXHIBIT 4.2

                                                                  EXECUTION COPY


                             AMENDED AND RESTATED
                            STOCKHOLDERS' AGREEMENT


     THIS AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT (this "Agreement") is
                                                              ---------
entered into as of May 25, 1999 by and among (i) Law Office Information Systems, Inc., an Arkansas corporation (the "Company"), (ii) Capital Resource Lenders
                                    -------
III, L.P., a Delaware limited partnership ("CRL III"), (iii) CRP Investment
                                            -------
Partners III, LLC, a Delaware limited liability company ("CRP"), (iv) Rowland
                                                          ---
Moriarty ("Moriarty," and together with CRL III and CRP, the "Capital Resource
           --------                                           ----------------
Parties"), (v) Sandler Capital Partners IV, L.P., a Delaware limited partnership
-------
("Sandler IV"), (vi) Sandler Capital Partners IV FTE, L.P., a Delaware limited
  ----------
partnership ("Sandler IV FTE", and together with Sandler IV, the "Sandler
              --------------                                      -------
Parties"), (vii) Kyle D. Parker ("Parker"), individually and as Trustee of The
-------                           ------
Parker Trust ("Parker Trust"), created by instrument dated March 15, 1989, and
               ------------
amended and restated by two Trust Agreements dated November 25, 1997, (viii) each of the other Persons listed as a Holder on the signature pages hereto who presently owns or has the right to acquire shares of capital stock of the Company or who, as a beneficiary under the Parker Trust, are equitable owners of capital stock of the Company, (ix) Mark Beyland, an individual ("Beyland"), (x) Exeter Capital Partners IV, L.P., a Delaware limited partnership ("Exeter"), and
(xi) each of the Persons who shall, after the date hereof, acquire shares of the capital stock of the Company and join in and become a party to this Agreement by executing and delivering to the Company an Instrument of Accession in the form of Exhibit I attached hereto. Each of the persons described in clauses (ii)
   ---------
through (xi) of the preceding sentence in their capacities as holders of capital stock of the Company are hereinafter referred to collectively as the "Holders"
                                                                      -------
and singularly as a "Holder".
                     ------

                                   RECITALS

     WHEREAS, the Company, CRL III and certain of the parties identified in clauses (vii) and (viii) in the preamble of this Agreement, together with Dublind Investments LLC, a Delaware limited liability company ("Dublind LLC"), are parties to the Stockholders' Agreement ("Existing Stockholders Agreement"),
                                             -------------------------------
dated November 24, 1997, among the Company and such Stockholders;

     WHEREAS, CRL III has transferred some of its Series A Preferred Shares and Warrants to CRP and Moriarty pursuant to that certain Assignment, Assumption and Consent dated as of January 1, 1998;

     WHEREAS, CRL III exercised the Warrants held by it in full immediately prior to the execution and delivery of this Agreement;

     WHEREAS, Dublind LLC has exercised its Warrant dated November 24, 1997 to purchase 365,346 shares of Common Stock and has transferred such shares of Common Stock to certain individuals, each of whom is a party hereto as described in clause (x) in the preamble of this Agreement;

     WHEREAS, the Company proposes to sell (i) to the Sandler Parties, CRL III, Exeter and Beyland an aggregate of 2,495,697 shares of the Company's Series C Convertible Preferred Stock, $0.001 par value per share, and (ii) to Dublind Partners Inc., a New York corporation, 86,059 shares of the Company's Common Stock, pursuant to the Stock Purchase Agreement entered into on or about the date hereof ("Series C Purchase Agreement") by and among the Company and the
              ---------------------------
other parties thereto; and

     WHEREAS, as a condition to the execution and delivery of the Series C Purchase Agreement and the consummation of the transactions contemplated thereby the parties have agreed to amend and restate the Existing Stockholders' Agreement so as to include the parties to the Series C Purchase Agreement and the other parties hereto as parties to the agreement and to revise the terms of the agreement in the manner provided herein.

     NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend and restate in its entirety the Existing Stockholders' Agreement as follows:

1.   DEFINITIONS
     -----------

     Section 1.1. As used in this Agreement, the following terms have the meanings indicated:

     "Affiliate" means, with respect to any Person, any other Person which
      ---------
directly or indirectly controls, or is under common control with, or is controlled by, such first Person. For the purposes of this definition, "control", as used with respect to any Person, shall mean the possession, directly or indirectly through or with one or more intermediaries, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms "controlled by" and "under common control with" shall have correlative meanings. For purposes of this Agreement, no Stockholder or group of Stockholders shall be deemed to be an Affiliate of the Company, any other Stockholder or any of the Company's or such other Stockholders' respective Affiliates by reason of the ownership of any Shares or other securities or by reason of the possession or exercise of the right to elect directors of the Company or any other rights hereunder.

     "Beneficial Owner" means a beneficial owner within the meaning of Rules
      ----------------
13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended ("Exchange
                                                                        --------
Act"), as interpreted by the Securities and Exchange Commission, provided that a
---
Person shall be deemed to have
beneficial ownership of all securities that such Person has a right to acquire without regard to the 60-day limitation in subdivision (d)(i) of such Rule 13d-
3. The terms (whether or not capitalized) "beneficially own" and "owned beneficially" shall have correlative meanings.

     "Business Day" means any day other than a Saturday, a Sunday or a day on
      ------------
which banking institutions in either New York, New York, or the city and state in which the principal executive offices of the Company within the United States are located are not open for business.

     "Change in Control" means any Person other than Parker or a Person
      -----------------
controlled by Parker at any time becomes the Beneficial Owner, directly or indirectly and whether as a result of issuances, redemptions or repurchases by the Company of Common Stock or transfers of Common Stock by stockholders of the Company, of Common Stock representing 50% or more of the combined voting power with respect to the election of directors of the Company represented by all then outstanding Common Stock of the Company.

     "Charter" means the Articles of Incorporation of the Company, as filed with
      -------
the Secretary of State of the State of Arkansas, as they may be amended or restated from time to time.

     "Common Stock" means the common stock of the Company, par value $0.001 per
      ------------
share.

     "Control Block Sale" means a Transfer of Shares in a single transaction or
      ------------------
series of related transactions that is (i) not registered under the Securities Act and (ii) for a number of Shares equal to or greater than ten percent of the number of Shares outstanding (including the number of shares of Common Stock that would be received upon conversion of any Rights, whether or not they are then convertible).

     "Current Market Price" means, in respect of any share of Common Stock as of
      --------------------
any time,

     (a) if the Common Stock shall not then be Publicly Traded, the Fair Market Value per share of Common Stock as at such date as determined by the Board in good faith, or

     (b) if the Common Stock is then Publicly Traded, the average of the reported last sales prices for the ten consecutive Trading Days commencing 20 Trading Days before the date in question.

          The reported last sales price for each Trading Day shall be

          (i) the reported last sales price, regular way, as reported on the New York Stock Exchange Composite Tape, or

          (ii) if not listed or admitted to trading on the New York Stock Exchange, on the National Market tier of The Nasdaq Stock Market, or

          (iii) if the Common Stock is not listed or admitted to trading on the National Market tier of the Nasdaq Stock Market at such time, in the principal consolidated or composite transaction reporting system on the principal national securities exchange on which such security is listed or admitted to trading, or

          (iv) if such security is not quoted on such National Market tier or any national securities exchange, the average of the highest bid and lowest asked prices on such day as reported by The Nasdaq Stock Market .

     As used herein, the term "Trading Day" means a day on which the New York Stock Exchange, each national securities exchange on which the Common Stock is listed and The Nasdaq Stock Market are open for business, provided that if no sales of the Common Stock take place on such day on the relevant exchange or stock market determined under the immediately preceding sentence, such day shall not be a Trading Day. The Common Stock shall be considered to be "Publicly Traded" as of any date if on such date (i) the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act and (ii) the Common Stock is listed for trading on a national securities exchange registered under the Exchange Act or traded in the over-the-counter market and quoted on The Nasdaq Stock Market.

     "Designated Competitor" means each Person listed on Exhibit II so long as
      ---------------------
such Person or any of its Affiliates is engaged in the legal publishing business.

     "Disinterested Outside Director" means, unless any such requirement is
      ------------------------------
waived by the Majority Senior Holders, an individual who satisfies each of the following requirements: (i) has a significant strategic position or expertise relative to the business of the Company, (ii) is not (A) an officer or employee of the Company or any of its Subsidiaries, (B) a director, employee, partner, manager or other member of management of any Affiliate of the Company (except a director of a Subsidiary of the Company), (C) a relative of any Person described in subclause (ii)(A) or (ii)(B) or (D) a trustee of any trust or estate in which any Person described in subclause (ii)(A), (ii)(B) or (ii)(C) is a beneficiary or has a substantial beneficial interest and (iii) does not have any other relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director of the Company.

     "Fair Market Value" means, in respect of any security, asset or other
      -----------------
property, the price at which a willing seller would sell and a willing buyer would buy such security, asset or other property having full knowledge of the facts, in an arm's-length auction transaction without time constraints, and without being under any compulsion to buy or sell. The Fair Market Value of a share of Common Stock as of any time shall be determined as of the last day of the most recent calendar month which ended prior to such time, shall be determined without giving effect to any discount for a minority interest, to any lack of liquidity of the Common Stock or to the fact that the Company may have no class of equity security registered under the Exchange Act. The Fair Market Value of the Company shall be determined on a going concern basis, and on the basis that the management and other key employees of the Company and its subsidiaries will continue to be employed indefinitely and without treating as liabilities the amount, if any, payable or which may be payable by the Company pursuant to the indemnification provisions of the Series A Stock Purchase Agreement or the Series C Stock Purchase Agreement.

     "Family Member" means, with respect to any person, such person's spouse,
      -------------
children, grandchildren, parents or siblings, or any spouse of any children, grandchildren, parents or siblings of such person, or any children or grandchildren of any siblings of such person, or heirs or devisees and any trust for the benefit of any of the foregoing.

     "Holder" means at any time any Person that holds Shares who (i) is one of
      ------
the Holders identified in the preamble to this Agreement or (ii) hereafter becomes a party to this Agreement in accordance with the provisions hereof by executing and delivering to the Company an Instrument of Accession in the form attached at Exhibit I.

     "IPO" means the consummation of an underwritten initial public offering of
      ---
the Company's stock registered under the Securities Act.

     "IPO Date" means the closing date of the IPO.
      --------

     "Majority Series A Holder" and "Majority Series C Holder" have the meanings
      ------------------------       ------------------------
given to such terms in the Charter.

     "Majority Senior Holders" means, as of any time, any Holder who holds, or
      -----------------------
Holders who hold, in the aggregate, more than fifty percent (50%) of the Shares then held by all Senior Holders.

     "Majority Warrant Holders" means, as of any time, any Holder who holds, or
      ------------------------
Holders who hold, in the aggregate, more than fifty percent (50%) of the Warrants and Warrant Shares then held by all Holders.

     "New Securities" means, subject to Section 4.4, any newly issued shares of
      --------------
capital stock of the Company, including Common Stock and any class or series of preferred stock, whether authorized or not, and Rights to acquire shares of Common Stock or preferred stock.

     "New Securities Purchaser" has the meaning set forth in the definition of
      ------------------------
"Preissuance Notice" set forth below in this Section 1.1.

     "Notes" has the meaning given to such term in the Series A Purchase
      -----
Agreement.

     "Number of Common Shares Outstanding" as of any time means the sum of (i)
      -----------------------------------
the number of shares of Common Stock which then are actually issued and outstanding, plus (ii) the total number of additional shares of Common Stock which would then be issued and outstanding if it were assumed that all Preferred Shares and Warrants then outstanding, if any, were then duly converted or exercised in full (whether or not then convertible or exercisable).

     "Parker Holder" means Parker, any Family Member of Parker, the Parker
      -------------
Trust, any beneficiary of the Parker Trust and any Permitted Transferee of any such Person, in each case in such Person's capacity as a Holder.

     "Part A" and "Part C" refer to Part A and Part C, respectively, of Article
      ------       ------
Fourth of the Charter.

     "Person" means any individual, corporation, limited liability company,
      ------
general or limited partnership, joint venture, association, joint stock company, trust, unincorporated business or organization, governmental authority or other entity or legal person, whether acting in an individual, fiduciary or other capacity.

     "Preferred Shares" means the Series A Preferred Shares and the Series C
      ----------------
Preferred Shares.

     "Preissuance Notice" shall be a written notice given to the Investors
      ------------------
pursuant to Section 4.1 no later than ten days prior to the date the Company
plans to issue New Securities.   Each Preissuance Notice shall (i) specify the
kind and amount of New Securities proposed to be issued, (ii) if such New Securities consist of or include Rights to acquire Common Stock, briefly describe the terms of such Rights, (iii) identify each Person to whom such New Securities are proposed to be issued (each a "New Securities Purchaser"), if
                                              ------------------------
then known by the Company, (iv) state the method or manner of issuance, (v) state the kind(s) and amount(s) of consideration for which such New Securities are proposed to be issued and the determination of the Company's Board of Directors of the Fair Market Value of any such consideration other than cash and
(vi) describe the other material terms and conditions of the proposed issuance of New Securities.

     "Private Sale" means, with respect to any Transfer, a privately negotiated
      ------------
transaction between the Transferor and the Transferee.

     "Pro Rata" means with respect to a Holder that is one of an applicable
      --------
group of Holders the equivalent of a fraction, the numerator of which is the number of Shares then held by such Holder plus the number of Shares then issuable upon conversion of any other security convertible into Shares then held by such Holder, and the denominator of which is the total number of Shares then outstanding among all relevant Holders of such group plus the number of Shares then issuable upon conversion of any other security convertible into Shares then outstanding among all relevant Holders of such group.

     "Redemption Event" has the meaning given to such term in the Charter.
      ----------------

     "Redemption Price" has the meaning given to such term in the Charter.
      ----------------

     "Rights" means any options, warrants, convertible or exchangeable
      ------
securities or other rights, however denominated, to subscribe for, purchase or otherwise acquire any Common Stock, with or without payment of additional consideration in cash or property, either immediately or upon the occurrence of a specified date or a specified event or the satisfaction or happening of any other condition or contingency.

     "Securities Act"  means the Securities Act of 1933, as amended, or any
      --------------
successor federal statute, and (unless the context otherwise indicates) the rules and regulations of the Commission promulgated thereunder, as they each may, from time to time, be in effect.

     "Senior Holder" means any Holder of Series A Shares, Series C Shares,
      -------------
Warrants or Warrant Shares.

     "Series A Preferred Shares" means shares of the Series A Convertible
      -------------------------
Preferred Stock of the Company, par value $0.001 per share.

     "Series A Purchase Agreement" means the Senior Subordinated Note and
      ---------------------------
Securities Purchase Agreement, dated November 24, 1997, between the Company and CRL III, as amended.

     "Series A Shares" means shares of Series A Preferred Stock and shares of
      ---------------
Common Stock issued upon conversion of shares of Series A Preferred Stock in accordance with the terms thereof.

     "Series C Holders" means Holders of Series C Shares.
      ----------------

     "Series C Preferred Shares" means shares of the Series C Convertible
      -------------------------
Preferred Stock of the Company, par value $0.001 per share.

     "Series C Shares" means shares of Series C Preferred Stock and shares of
      ---------------
Common Stock issued upon conversion of shares of Series C Preferred Stock in accordance with the terms thereof.

     "Shares" means shares of Common Stock and any Rights which are convertible
      ------
into or exchangeable or exercisable for Common Stock, including the Preferred Shares and Warrants.

     "Subordinate Holder" means any Holder that is not a Senior Holder.
      ------------------

     "Subsidiary" of any Person as of any relevant date means a corporation,
      ----------
company or other entity (i) more than fifty percent (50%) of whose outstanding shares or equity securities are, as of such date, owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person, and the shares or securities so owned entitle such Person and/or its Subsidiaries to elect at least a majority of the members of the board of directors or other managing authority of such corporation, company or other entity notwithstanding the vote of the holders of the remaining shares or equity securities so entitled to vote or (ii) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest is, as of such date, owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person, and in which the ownership interest so owned entitles such Person and/or Subsidiaries to make the decisions for such corporation, company or other entity.

     "Transfer" means, when used with respect to any Shares or any interest in
      --------
the Parker Trust, to sell, assign, make a gift of, distribute (including distributions upon dissolution or liquidation and distributions to partners of any Holder), pledge, hypothecate, grant an option with respect to, or otherwise transfer, encumber or subject to any claim or lien of any nature such Share or interest, including, without limitation, pursuant to a Permitted Transfer. For all purposes under this Agreement a Transfer of any interest in the Parker Trust shall be deemed to be a Transfer of a proportionate number of Shares then held by the Parker Trust. "Transferor", "Transferee" and "Transfer" when used as a noun shall have correlative meanings.

     "Warrants" has the meanings given to such term in the Series A Purchase
      --------
Agreement.

     "Warrant Holder" means a Holder that holds Warrant Shares.
      --------------

     "Warrant Shares" means the 1,056,616 shares of Common Stock that were
      --------------
issued upon exercise of the Warrants held by CRL III immediately prior to the execution and delivery of this Agreement and any shares of Common Stock that may hereafter be issued or issuable upon exercise of the outstanding Warrants in accordance with the terms thereof.

     Section 1.2.   Terms Generally; Certain Rules of Construction.  The
                    ----------------------------------------------
definitions in Section 1.1 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "herein", "hereof" and "hereunder" and words of similar import refer to this Agreement in its entirety and not to any part hereof unless the context shall otherwise require. All references herein to Sections shall be deemed references to Sections of this Agreement unless the context requires otherwise. Unless otherwise expressly provided herein or unless the context requires otherwise, any references as of any time to the "Certificate of Incorporation", "Articles of Incorporation", "charter", "Charter", "organizational or constituent documents" or "By-laws" of any entity, to any agreement (including this Agreement) or other contract, instrument or document or to any statute or regulation or any specific section or other provision thereof are to it as amended and supplemented through such time (and, in the case of a statute or regulation or specific section or other provision thereof, to any successor of such statute, regulation, section or other provision). Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day. Unless otherwise expressly provided herein or unless the context requires otherwise, any provision of this Agreement using a defined term (by way of example and without limitation, such as "Stockholders" or "Majority Stockholders") which is based on a specified characteristic, qualification, feature or status shall, as of any time, refer only to such Persons who have the specified characteristic, qualification, feature or status as of that particular time. The word "property" includes property and assets of any kind, whether real or personal, tangible or intangible.

     Section 1.3.   Outstanding Shares.  Capital stock or other securities of
                    ------------------
any class held in treasury by the Company or held by any Subsidiary shall not be considered to be outstanding for any purpose of this Agreement.

     Section 1.4    Capital Stock Includes Preferred Stock.  As used in this
                    --------------------------------------
Agreement, the term "capital stock" includes any class or series of preferred stock, however denominated and regardless of the characterization thereof for accounting purposes under generally accepted accounting principles or the rules, regulations, interpretations or releases of the Securities and Exchange Commission.

     Section 1.5    Calculation of Shares.  Unless specifically provided
                    ---------------------
otherwise herein, for all purposes of this Agreement, when calculating the number of Shares held or proposed to be Transferred by a Holder or group of Holders or the number of Shares outstanding, (A) Warrants held by any Holder will be deemed to have been exercised (whether or not actually exercised) in accordance with the terms of the applicable Warrants immediately prior to consummation of the proposed Transfer or the applicable date of determination,
(B) Preferred Shares held by any Holder will be deemed to have been converted to Common Stock (whether or not actually converted) in accordance with the terms of the Charter immediately prior to consummation of the proposed Transfer or the applicable date of determination, and (C) all other outstanding Rights shall be deemed to have been converted, exchanged or exercised, as applicable, (whether or not actually converted, exchanged or exercised) in accordance with the terms thereof immediately prior to the consummation of the proposed Transfer or the applicable date of determination. The price per Share to be paid to any Holder in any proposed Transfer of any Shares shall be computed on a Common Stock equivalent basis as if such Shares had been converted into or exchanged for Common Stock in accordance with the terms thereof immediately prior to the consummation of such Transfer.

     2.   BOARD OF DIRECTORS
          ------------------

     Section 2.1.   Election of Directors.  From and after the date hereof, each
                    ---------------------
Holder agrees to vote (including by execution of a written consent or in any other manner permitted by law, the Charter and the Company's By-laws) all of his or its Shares and any other voting securities of the Company over which he or it has control, and will take all other necessary or desirable actions within his or its control (including, without limitation, attendance in person or by proxy, at all meetings of stockholders called for the purpose of electing directors), and the Company agrees to take all necessary or desirable actions within its control (including, without limitation, nominations of specified persons), in order to cause the Board of Directors of the Company (the "Board")
                                                                        -----
to have the following constituency:

     At all times prior to the IPO Date, the Board shall consist of not more than seven (7) members designated as follows:

          (i)    The Capital Resource Parties shall be entitled to designate two
     (2) representatives as long as they hold at least twenty percent (20%), and one (1) representative as long as they hold at least ten percent (10%), of the Number of Common Shares Outstanding (each such designee being referred to as a "CR Representative").
              -----------------

          (ii) The Sandler Parties shall be entitled to designate one (1) representative as long as they hold at least ten percent (10%), of the Number of Common Shares Outstanding (each such designee being referred to as a "Sandler Representative").
           ----------------------

          (iii) Parker shall be entitled to designate four (4) representatives (the "Management Representatives") as long as the Parker Holders hold at
           --------------------------
     least thirty-five percent (35%), three (3) representatives as long as the Parker Holders hold at least twenty-five (25%), and two (2) Representatives as long as the Parker Holders hold at least ten (10%) of the Number of Common Shares Outstanding; provided that one such designee shall be the Chief Executive Officer of the Company and two such designees (if there are three or more) shall be Disinterested Outside Directors designated by Parker and approved by the CR Representatives and the Sandler Representative.

          (iv) Any vacancies in the Board that result from the Capital Resource Parties, the Sandler Parties or Parker not being entitled to designate one or more representatives pursuant to clauses (i), (ii) and
     (iii) above shall be filled by the Company in accordance with applicable law, the Charter and the Bylaws; provided that in any event (A) the Board shall at all times have at least two Disinterested Outside Directors and
     (B) the Chief Executive Officer shall be a member of the Board.

     After the IPO Date the Board shall consist of at least seven (7) members designated as follows:

          (i) the Capital Resource Parties shall be entitled to designate one representative (the "CR Representative") as long as they hold at least ten
                          -----------------
     percent (10%) of the Number of Common Shares Outstanding,

          (ii) The Sandler Parties shall be entitled to designate one (1) representative as long as they hold at least ten percent (10%), of the Number of Common Shares

     Outstanding (each such designee being referred to as a "Sandler
                                                             -------
     Representative").
     --------------

          (iii) the remaining directors, and any vacancies resulting from the Capital Resource Parties or the Sandler Parties not being entitled to designated a representative pursuant to clauses (i) and (ii) above, shall be designated by the Company in accordance with applicable law, the Charter and the Bylaws; provided that in any event (A) the Board shall at all times have at least two Disinterested Outside Directors and (B) the Chief Executive Officer shall be a member of the Board.

     In the absence of any designation from the persons or groups so designating directors as specified above, the director previously designated by them and then serving shall be re-elected if still eligible to serve as provided herein. However, if any person or groups so designate, a director previously designated by them and then serving shall be subject to re-nomination in accordance with the provisions of this Section 2 at any meeting of stockholders called for the purpose of electing directors hereunder.

     No party hereto shall vote to remove any member of the Board designated in accordance with the aforesaid procedure unless the persons or groups so designating directors as specified above so vote, and, if such persons or groups so vote then the non-designating party or parties shall likewise so vote. Nothing contained herein shall prevent any party from removing any member of the Board who was designated by such party.

     Any vacancy on the Board created by the resignation, removal, incapacity or death of any person designated under this Section 2.1 shall be filled by another person designated in a manner so as to preserve the constituency of the Board as provided above.

     Section 2.2.   Attendance at Board Meetings.
                    ----------------------------

          (a) At any time at which no CR Representative is a member of the Board or any committee thereof, and so long as (A) any of the Notes remain outstanding or (B) the Capital Resource Parties hold at least twenty five percent (25%) of the Series A Shares and Warrant Shares outstanding at such time, the Capital Resource Parties shall be entitled to have one observer attend each meeting of the Board and any committee thereof.

          (b) At any time at which no Sandler Representative is a member of the Board or any committee thereof, and so long as the Sandler Parties hold at least twenty five percent (25%) of the Series C Shares outstanding at such time, the Sandler Parties shall be entitled to have one observer attend each meeting of the Board and any Committee thereof.

          (c) The Company will send to any Holder entitled to designate an observer pursuant to subsection (a) or (b) of this Section 2.2 and its designee the notice of the time and place of any such meeting in the same manner and at the same time as notice is sent to the directors or committee members, as the case may be; provided, however, that such Holder and its designee shall each always receive at least ten (10) days prior notice of any meeting which is not an emergency meeting or of any written consent requested of directors and at least three (3) Business Days' notice of any emergency meeting or emergency written consent requested of directors. The Company shall also provide to each such party copies of all notices, reports, minutes, consents and other documents at the time and in the manner as they are provided to the Board or its committees. The Company shall reimburse each such Holder for all reasonable costs incurred by such Holder's designee in connection with traveling to and from and attending meetings of the Board and committees.

          (d) Any observer who attends any meetings of the Board of Directors or any committee thereof, as a condition to his or her right to attend such meetings, shall execute and comply with an agreement with the Company containing such restrictions on the use or disclosure of confidential information and similar matters as the Company may reasonably request.

     Section 2.3.   Board of Directors and Committees. The Board shall meet at
                    ---------------------------------
least four (4) times per calendar year. The Company shall at all times maintain a Compensation Committee and an Audit Committee of the Board and each such committee shall be fixed at three (3) members consisting of one CR Representative, one Sandler Representative and one Management Representative. Each other committee of the Board shall at all times have a CR Representative and a Sandler Representative unless and only for so long as the Capital Resource Parties or the Sandler Parties, as applicable, waive such right with respect to a specific committee. The Company shall reimburse members of the Board for all reasonable costs incurred by them in connection with traveling to and from and attending meetings of the Board and committees of the Board, in addition to any directors fees regularly paid to all members of the Board.

     3.   TRANSFER RESTRICTIONS, CO-SALE AND TAKE-ALONG RIGHTS
          ----------------------------------------------------

     Section 3.1.   Restrictions on Transfer.  No Holder may Transfer any Shares
                    ------------------------
except as follows:

          (a)  Senior Holders.  Prior to the earlier of (1) the IPO and (2) the
               --------------
second anniversary of the date hereof, Senior Holders may Transfer Shares only
(i) pursuant to Permitted Transfers, (ii) pursuant to Section 3.4, or (iii) pursuant to a bona fide written offer in accordance with the provisions of Sections 3.2 and 3.3. After such date Senior Holders may Transfer any or all of their Shares subject only to Section 3.7; provided that, a Senior Holder must comply with the provisions of Section 3.3 if it proposes to Transfer any Shares pursuant to a Control Block Sale or a Private Sale to a Designated Competitor.

          (b)  Parker Holders.  Prior to the earlier of (1) the IPO and (2) the
               --------------
fourth anniversary of the date hereof, Parker Holders may Transfer Shares only
(A) pursuant to Permitted Transfers, or (B) pursuant to Section 3.4. If the IPO occurs after the fourth anniversary of the date hereof, then during the period beginning on such fourth anniversary and ending on the IPO Date, Parker Holders may Transfer Shares only (i) pursuant to Permitted Transfers, (ii) pursuant to
Section 3.4, or (iii) pursuant to a bona fide written offer in accordance with the provisions of Sections 3.2 and 3.3. After the IPO (whether or not the preceding sentence is applicable) Parker Holders may Transfer any or all of their Shares, subject only to Section 3.7; provided that, a Parker Holder must comply with the provisions of Section 3.3 if it proposes to Transfer any Shares pursuant to a Control Block Sale or a Private Sale to a Designated Competitor.

          (c)  Subordinate Holders.  Prior to the IPO Subordinate Holders (other
               -------------------
than Parker Holders, whose Transfer rights are set forth in Section 3.1(b)) may Transfer Shares only (i) pursuant to Permitted Transfers, (ii) pursuant to
Section 3.4, or (iii) pursuant to a bona fide written offer in accordance with the provisions of Section 3.2 and 3.3. After such date such Holders may Transfer any or all of their Shares, subject only to Section 3.7; provided that, each such Holder must comply with the provisions of Section 3.3 if it proposes to Transfer any Shares pursuant to a Control Block Sale or a Private Sale to a Designated Competitor.

          (d)  If any Holder ( an "Offering Holder") proposes to Transfer any
                                   ---------------
Shares beneficially owned by such Offering Holder pursuant to a bona fide written offer in accordance with the provisions of Section 3.2 and 3.3, or pursuant to a Control Block Sale or a Private Sale to a Designated Competitor in accordance with Section 3.3 (any such Transfer a "Proposed Sale"), then such
                                                  -------------
Offering Holder shall deliver to the Company and each other Holder (each, an "Other Holder") a notice ("Proposed Sale Notice") setting forth (i) the identity
 ------------              --------------------
of the proposed purchaser ("Proposed Purchaser"), (ii) the total number of
                            ------------------
shares the Offering Holder proposes to sell ("Offered Shares"), (iii) the
                                              --------------
proposed amount and form of consideration, (iv) the terms and conditions of the Proposed Sale, and (v) that such Proposed Sale is being made in accordance with the provisions of Section 3.2, Section 3.3, or both, whichever is the case.

     Section 3.2.   Rights of First Refusal
                    -----------------------

     (a) Subject to Section 8 of Part A and to Section 8 of Part C, the Company may elect to purchase all (but not less than all) of the Offered Shares in any Proposed Sale that is being made in accordance with the provisions of this
Section 3.2 by giving notice of such election (which notice shall be irrevocable) to the Offering Holder and all Other Holders at any time during the thirty (30) day period following its receipt of the applicable Proposed Sale Notice from the Offering Holder. Upon delivery of such notice by the Company, the Company shall be obligated to purchase from the Offering Holder, and the Offering Holder shall be obligated to sell to the Company, the Offered Shares at the same price and on the terms and conditions set forth in the Proposed Sale Notice. If the Company fails to deliver such notice to the Offering Holder within such thirty (30) day period, it shall be deemed to have declined to exercise its right to purchase the Offered Shares.

     (b) Unless the Offering Holder and the Company otherwise agree, the closing of the purchase of the Offered Shares by the Company shall take place at the principal offices of the Company at 10:00 a.m. on the twentieth day (or if such day is not a Business Day on the next Business Day) after the expiration of the thirty (30) day period referred to above in Section 3.2(a). At such closing, the Offering Holder shall tender the Offered Shares to be sold to the Company, together with appropriate instruments of transfer endorsed to the Company, and the

Company shall tender a certified check, cashier's check or a wire transfer of immediately available funds in the amount of the purchase price therefor. Subject to Section 3.5, if the Company and the Offering Holder do not consummate the purchase and sale of the Offered Shares within the time period specified in the first sentence of this Section 3.2(b) for any reason other than the failure of the Offering Holder to tender the Offered Shares to the Company on the terms and conditions provided for in the Proposed Sale Notice, then the Company shall be deemed to have declined to exercise its right to purchase the Offered Shares. The Company shall promptly give notice to all Holders if a Proposed Sale is consummated, or if the Company has declined (or is deemed to have declined) to exercise its right to purchase the Offered Shares, in accordance with subsection
(a) and this subsection (b) of this Section 3.2.

     (c) If the Company declines (or is deemed to have declined) to purchase the Offered Shares pursuant to subsections (a) and (b) of this Section 3.2, then each Other Holder may elect to purchase up to all of the Offered Shares by giving written notice (an "Exercise Notice") to such effect to the Offering
                           ---------------
Holder, the Company and the Other Holders no later than the tenth (10th) day following the date the Company delivers the notice required by the last sentence of Section 3.2(b). Each Other Holder's Exercise Notice shall state the maximum number of the Offered Shares that such Other Holder is willing the purchase. If Other Holders electing to purchase the Offered Shares ("Electing Holders") elect
                                                        ----------------
to purchase, in the aggregate, a number of shares greater than or equal to the total number of Offered Shares, then each Electing Holder shall purchase from the Offering Holder, and the Offering Holder shall sell to such Electing Holder, the number of the Offered Shares set forth in such Electing Holder's Exercise Notice on the terms and conditions set forth in the Proposed Sale Notice; provided that if the Electing Holders elect to purchase, in the aggregate, a number of Shares greater than the number of Offered Shares, then each Electing Holder shall purchase its Pro Rata portion of the Offered Shares, or such other
                          --- ----
portion as the Electing Holders may agree. The closing of the purchase of the Offered Shares by the Other Holders shall take place in the same time period and in the same manner contemplated by Section 3.2(b). If Other Holders do not elect to purchase, in the aggregate, all of the Offered Shares within the ten-day period specified in the first sentence of this Section 3.2(c), or, subject to
Section 3.5, the closing of the purchase and sale of the Offered Shares does not occur within the time period specified in the preceding sentence for any reason other than the failure of the Offering Holder to tender the Offered Shares to the Electing Holders on the terms and conditions provided for in the Proposed Sale Notice, then all Other Holders shall be deemed to have declined to exercise their rights to purchase any of the Offered Shares pursuant to this Section 3.2(c), and the Offering Holder shall be free to sell the Offered Shares to the Proposed Purchaser on the terms set forth in the Proposed Sale Notice, subject to the provisions of Section 3.3. The Offering Holder and Electing Holders shall promptly notify the Company of the consummation of a sale by the Offering Holder to the Electing Holders, and the Company shall promptly give notice to all Senior Holders and Parker Holders if such a sale is consummated, or if the Other Holders decline, or are deemed to have declined, to exercise their right to purchase the Offered Shares pursuant to this Section 3.2(c).

     (d) After tender to an Offering Holder of the full purchase price of all of the Offered Shares by the Company or the Electing Holders in accordance with the provisions of this Section

3.2, the Company shall not pay any dividends to the Offering Holder or permit the Offering Holder to exercise any privileges of a Holder of the Company with respect to such Offered Shares, and the Company or such Electing Holders, as applicable, shall be treated as the owner of the Offered Shares to the extent permitted by law.

     Section 3.3.   Co-Sale.
                    -------

     (a)  Co-Sale Right.  If (i) any Holder proposes to Transfer any Shares
          -------------
pursuant to a bona fide written offer in accordance with the provisions of
Section 3.2 and this Section 3.3, and neither the Company nor the Other Holders have elected to purchase the Offered Shares pursuant to Section 3.2, or (ii) any Holder proposes to Transfer any Shares pursuant to a Control Block Sale or a Private Sale to a Designated Competitor, then each Other Holder that is a Senior Holder or a Parker Holder shall have the right ("Co-Sale Right") to require the
                                                 -------------
Proposed Purchaser to purchase from such Other Holder at the same price per share and, except as otherwise provided in the second sentence of this subsection 3.3(a), upon the same terms and conditions as such Proposed Sale, up to a number of Shares equal to the product of the number of Offered Shares proposed to be Transferred by such Offering Holder multiplied by a fraction, the numerator of which is the total number of Shares owned by such Other Holder and the denominator of which is the total number of Shares owned by the Offering Holder and by all Other Holders (the "Co-Sale Holders") who elect to participate
                                      ---------------
in such Proposed Sale; provided, however, that if such Proposed Sale, by itself or together with any one or more other past Transfers or Proposed Sales (regardless of whether such Transfers were Permitted Transfers), would constitute a Change of Control, then each Co-Sale Holder may elect to require the Offeror to purchase from such Co-Sale Holder any or all Shares held by such Co-Sale Holder without regard to the foregoing formula limitation. The other terms and conditions on which the Co-Sale Holders shall be entitled to Transfer their shares pursuant to this Section 3.3 shall be, as nearly as reasonably practicable, the same as those applicable to the proposed Transfer by the Offering Stockholder; provided, however, that no Co-Sale Holder shall be required to make (i) any representations or warranties to, or enter into any indemnification or contribution arrangements with, the Proposed Purchaser relating to the proposed Transfer other than a representation and warranty with respect to the Shares being Transferred by such Co-Sale Holder that the Transferee of such Shares is receiving good and marketable title to such Shares, free and clear of all pledges, security interests, charges, voting arrangements, restrictions on or conditions to Transfer, voting or exercise or enjoyment of any right or beneficial interest, options, rights of first refusal and other Liens, other than any created by this Agreement or (ii) comply with terms or conditions which can reasonably be met only by the Offering Holder.

     (b)  Election to Exercise Co-Sale Rights.  Any Senior Holder or Parker
          -----------------------------------
Holder may exercise its Co-Sale Right by delivering written notice (the "Co-Sale
                                                                         -------
Notice") to the Offering Holder and the Company within (i) 10 days after
------
delivery by the Company of the notice required by the last sentence of Section 3.2(c), or (ii) in the case of a Proposed Sale that is subject only to this
Section 3.3, 15 days after the delivery of the Proposed Sale Notice with respect to such Proposed Sale. If the Proposed Sale would result in a Change of Control, the Co-Sale Notice shall state the number of Shares that such Co-Sale Holder proposes to include in such Proposed Sale.

Upon the expiration of the 10-day or 15-day period specified in the preceding sentence, as applicable, the Company shall deliver a written notice to the Offering Holder, the Senior Holders and the Parker Holders informing them of the number of shares each Co-Sale Holder, if any, is entitled to sell in such Proposed Sale.

     (c)  Closing of Proposed Sale.  Subject to Section 3.5, the closing date
          ------------------------
("Offer Closing Date") for any sale of shares by an Offering Holder and/or Co-
 -------------------
Sale Holders to a Proposed Purchaser shall be a date no later than the 30th day after delivery of the notice the Company is required to deliver pursuant to the last sentence of Section 3.3(b). If the Proposed Purchaser does not tender on the Offer Closing Date (or does not tender on the same terms and conditions, except as otherwise provided in Section 3.3(a)) to the Offering Holder and the Co-Sale Holders, if applicable, the full purchase price for all of the Shares which the Offering Holder and the Co-Sale Holders are entitled to Transfer of pursuant to this Section 3.3, then the Offering Holder shall not be entitled to Transfer any Shares in such Proposed Sale and shall not Transfer any Shares (including, without limitation, any of the Offered Shares), whether pursuant to the Proposed Sale in question, any other proposed Transfer or otherwise, without again complying with this Section 3.3 (subject in any event to Section 3.1).

     Section 3.4.   Take-Along Right. If at any time prior to the IPO Date the
                    ----------------
Senior Holders and Parker all desire to cause the sale of all Shares held by Holders, then all Holders agree to sell all of their Shares in the same transaction, on the same terms and conditions, and for the same consideration per Share, as the Senior Holders and Parker propose to sell their Shares and the Shares of the Parker Trust. This Section 3.4 shall terminate on the IPO Date.

     Section 3.5    Regulatory Delays.  If a purchase and sale of Shares subject
                    -----------------
to Sections 3.2 and/or 3.3 is subject to the receipt of any regulatory approval or the expiration of any waiting period, the time periods specified in Sections 3.2(b), 3.2(c) and/or 3.3(c), as applicable, during which such purchase and sale may be consummated shall be extended until the expiration of 5 Business Days after all such approvals have been received or such waiting periods have expired, but in no event shall such extended period exceed 180 days following the expiration of the specified time period.

     Section 3.6    Effect of Prohibited Transfers. If any Transfer of Shares is
                    ------------------------------
made or attempted by a Holder other than in accordance with the terms of this Agreement, such Transfer or attempted Transfer shall be void and the Company shall have the right to purchase such Shares from the Transferee at any time before or after the Transfer, at the price and on the terms established herein and, in such event, the Transferee shall be bound by all the terms and provisions of this Section 3. In addition to any other legal or equitable rights that it may have, the Company or any of the remaining Holders may enforce its rights by specific performance to the extent permitted by law. The Company may refuse for any purpose to recognize any Transferee who receives Shares other than pursuant to the provisions of this Agreement and any such Transferee shall have no right to claim or retain any dividends on such Shares which were paid or payable subsequent to the date on which the prohibited Transfer was made or attempted, or to claim any right or privilege available to Holders under this Agreement.

     Section 3.7.   Securities Act Compliance.  None of the Shares shall be sold
                    -------------------------
or Transferred unless either (i) such Shares first shall have been registered under the Securities Act or (ii) the Company, if it so requests, first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or Transfer is exempt from the registration requirements of the Securities Act.

     Section 3.8.   Stock Certificate Legend. Each certificate for the Shares
                    ------------------------
shall be imprinted with a legend in substantially the following form:

     The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Act"). The transfer of the securities represented by this certificate (including, without limitation, through the exercise of a pledge) is subject to the conditions and restrictions specified in the Amended and Restated Stockholders Agreement, dated as of _____________________, 1999, among the issuer (the "Company") and certain investors, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions will be furnished by the Company to the holder hereof upon written request and without charge. In addition such securities may not be sold or transferred except in compliance with the Act.

     Each certificate for the Shares may also contain such additional legends as shall be deemed necessary or advisable by counsel to the Company in order to comply with applicable law. The foregoing legend shall be removed from the certificates representing any Shares, at the request of the holder thereof, at such time as they become eligible for Transfer or resale without restriction pursuant to the provisions of this Agreement and the Securities Act.

     Section 3.9.   Permitted Transfers. A "Permitted Transfer" means a Transfer
                    -------------------
of Shares by a Holder without consideration to (i) such Holder's heirs, executors, administrators or other personal representative upon the death of such Holder, (ii) such Holder's spouse, children or grandchildren, or a trust for their or such Holder's benefit, (iii) if such Holder is a partnership, the partners (including former partners) of such partnership or a liquidity trust for their benefit, (iv) if such Holder is a corporation, the stockholders of such corporation, or (v) if such Holder is the Parker Trust, the Persons who are beneficiaries of the Parker Trust as of the date hereof and who have executed and delivered a counterpart of this Agreement, and, with respect to up to 339,500 Shares of Common Stock held in the Parker Trust for their benefit, certain employees of the Company pursuant to their employment agreements with the Company (any Person described in clauses (i) through (v) being referred to herein as a "Permitted Transferee" of such Holder); provided that the
             --------------------
restrictions on Transfer in this Agreement and the other provisions of this Agreement shall continue to apply to any Shares received by any such Permitted Transferee and such Permitted Transferee shall join in and become a party to this Agreement by executing and delivering to the Company an Instrument of Accession in the form of Exhibit I hereto.
                         -------

     4.   PREEMPTIVE RIGHT
          ----------------

     Section 4.1.   Issuance of New Securities.  Subject to Section 4.4, the
                    --------------------------
Company shall deliver a Preissuance Notice to all Senior Holders no later than ten Business Days prior to the date the Company plans to issue any New Securities and each Senior Holder shall have the right, but not the obligation, to purchase its Pro Rata share of the New Securities that are issued. Within ten Business Days after the receipt of such Preissuance Notice, each Senior Holder may exercise its rights under this Section 4.1 by giving written notice to that effect to the Company. Failure to give such notice within that ten Business Day period or failure to pay at the required time the purchase price for any New Securities as to which a right to purchase has been exercised shall constitute a waiver of the rights granted by this Section 4.1 as to the particular issuance of New Securities specified in the Company's Preissuance Notice. The preemptive rights of the Senior Holders set forth in this Section 4 shall not apply with respect to the IPO and shall terminate upon the IPO; provided, that the
                                                     --------
preemptive rights, if any, of all other Persons also terminate upon the IPO.

     Section 4.2.   Per Share Price; Valuations.  The per share purchase price
                    ---------------------------
to be paid upon exercise of the rights granted under this Section 4 will be equal to the lowest per share consideration at which the New Securities are offered or proposed to be offered by the Company to any New Securities Purchaser. The consideration for which New Securities are offered or proposed to be offered will be determined as follows: (i) in case of the proposed issuance of New Securities for cash, the consideration to be received by the Company will be the amount of cash for which the New Securities are proposed to be issued and
(ii) in case of the proposed issuance of New Securities in whole or in part for consideration other than cash, the value of the consideration to be received by the Company other than cash will be the Fair Market Value of that consideration as reasonably determined by the Board in good faith. If any Senior Holder within five days of receipt of any Preissuance Notice notifies the Company in writing that it objects to any statement of the Fair Market Value of any security or other property contained therein, the Company and the Senior Holder shall attempt in good faith to agree on the Fair Market Value of such security or other property. If they are unable to so agree within five Business Days after such notice of objection was given, then within five Business Days thereafter, the Company and the Majority Senior Holders shall select one appraiser and the Company and the Majority Senior Holders shall submit to such appraiser (and each other) a brief written statement of their position regarding the matter in dispute and supporting arguments, and each shall be given a period of five Business Days thereafter to submit to the other and to the appraiser a written response to such written statement of the other. Such appraiser shall within fifteen Business Days of the date of its selection, resolve such dispute by choosing either the position of the Company set forth in such written statement so submitted by the Company or the position of the Majority Senior Holders set forth in such written statement so submitted by the Majority Senior Holders, whichever in the opinion of the appraiser, in its sole discretion, is more consistent with the purposes and intent of this Agreement. Decisions with respect to such determination made pursuant to this Section 4.2 by the Majority Senior Holders shall be binding on all Senior Holders. Any determination of Fair Market Value for purposes of this Section 4 by agreement of the Company and the Majority Senior Holders or by an appraiser appointed as provided in this Section
4.2 shall be final and
binding on the Company and each Senior Holder for all purposes of this Section
4. Promptly after any final determination of Fair Market Value pursuant to this
Section 4.2, the Company shall give each Senior Holder a written notice stating such Fair Market Value. Each appraiser shall be a nationally recognized appraiser or investment banking firm which has substantial experience in making appraisals similar to that being made, which is not directly or indirectly affiliated with the Company or any other Person who is a party to or otherwise interested in the event resulting in the need for such appraisal and which has no interest (other than the receipt of customary fees) in such event. In the event the appraiser agrees with the written statement submitted by the Senior Holders, the fees and expenses of any appraiser appointed in connection with an appraisal pursuant to this Section 4 shall be paid by the Company. In the event the appraiser agrees with the written statement submitted by the Company, the fees and expenses of any appraiser appointed in connection with an appraisal pursuant to this Section 4 shall be paid by the Senior Holders.

     Section 4.3.   Representations, Warranties and Certain Covenants.  In
                    -------------------------------------------------
connection with each issuance of New Securities to any Senior Holder pursuant to this Section 4, the Company shall, in the event the Company is making representations, warranties and/or covenants to the New Securities Purchaser, make to each Senior Holder such representations, warranties, and covenants as are customarily made by issuers in similar instances (but which in no event shall be less favorable to the Senior Holders than those contemplated by the Preissuance Notice or otherwise made to or for the benefit of any New Securities Purchaser) and each Senior Holder shall be separately and independently entitled to rely on such representations and warranties, to the benefit of such covenants and to exercise all available rights and remedies in the event of any breach or violation of any such representations, warranties and covenants. Any representations and warranties made by a Senior Holder shall consist solely of such representations and warranties relating to (i) such Senior Holder's authority to consummate the purchase of the New Securities from the Company and
(ii) other similar representations and warranties as are customarily given by similarly situated purchasers of securities similar to those being purchased by a Senior Holder in a similar transaction, but no Senior Holder shall be required to give any such representation or warranty which the New Securities Purchaser does not give. The representations, warranties, covenants and agreements of each Senior Holder shall be several and not joint and shall (unless, in the case of the Company, otherwise required by the New Securities Purchasers) terminate upon the earlier of (i) the termination of the corresponding representations and warranties made by the New Securities Purchaser or by the Company and (ii) one year after closing. The right of each Senior Holder to purchase the full number of New Securities which such Senior Holder is entitled to purchase under this
Section 4 shall not be subject to any conditions whatsoever, other than the payment of the purchase price therefor determined as provided herein, and the consummation of the transaction between the Company and the New Securities Purchaser. If any Senior Holder shall fail for any reason to purchase any New Securities which it has elected to purchase, the sole right, remedy and recourse of the Company, the New Securities Purchaser, and the complying Senior Holders, as the case may be, shall be the right of the Company to issue to the New Securities Purchaser and the other Senior Holders, pro rata based on their respective participations in the transaction as determined pursuant to Section 4.1, additional New Securities equal in kind and number or other relevant amount to the New Securities which such Senior

Holder failed to purchase at the closing, in which event the Majority Senior Holders may elect to postpone the closing for five Business Days. Unless the Company and any Senior Holder otherwise agree, the closing of any issuance of New Securities to any Senior Holder pursuant to this Section 4 shall take place at the principal executive offices of the Company at 11:00 A.M., local time, on the later of (i) the tenth Business Day following the expiration of the period of fifteen Business Days after the later of (A) the date the relevant Preissuance Notice was given and (B) the date all disputes as to the valuations have been resolved and (ii) the fifteenth Business Day following the expiration of all applicable waiting periods, if any, under the HSR Act and the receipt of all consents, approvals and authorizations from governmental authorities or other Persons that are necessary in connection with the acquisition of the New Securities to be issued to the Senior Holder. The Company shall execute such documents and instruments as may be necessary or reasonably requested to effectuate the issuance of New Securities to any Senior Holder.

     Section 4.4.   Limitations.  The provisions of this Section 4 will not
                    -----------
apply to (i) shares of Common Stock issued as a stock dividend to all holders of shares of Common Stock or upon any subdivision or combination of shares of Common Stock, (ii) securities issued for the acquisition by the Company of another entity or business by merger or such other transaction as would result in the ownership by the Company of not less than a majority of the voting power of the other entity or for the purchase of all or substantially all of the assets of an entity or business, (iii) shares of Common Stock that are sold pursuant to the IPO, (iv) shares of Common Stock or Rights issued pursuant to the Company's stock option plans in existence at the date of this Agreement or other such stock option plans as approved by the Compensation Committee, (v) any shares of Common Stock issued upon conversion or exercise of the Preferred Shares, or (vi) shares of Common Stock issued upon exercise of any Rights as to which the Holders shall have been afforded the opportunity to exercise their preemptive rights pursuant to this Section 4.

     Section 4.5.   Terms of Payment of Purchase Price.  Subject to Section 4.3
                    ----------------------------------
and the rest of this Section 4, each issuance of New Securities to each Senior Holder must be on terms not less favorable to such Senior Holder than the most favorable terms on which the Company issues or proposes to issue in the transaction in connection with which the preemptive right is being exercised New Securities to any New Securities Purchaser, any other Senior Holder or any other Person (without discrimination based on differences in the number or amount of New Securities to be acquired). Without limiting the generality of the immediately preceding sentence, (i) each Senior Holder must be given the same options and rights of election, if any, as to the kind(s) or amount(s) of consideration to be paid or delivered for New Securities as any other purchaser is given or was proposed to be given in the Preissuance Notice and (ii) the purchase price to be paid by each Senior Holder upon exercise of its rights under this Section 4 will be paid upon terms which are not less favorable than those on which the New Securities are sold to any other purchaser, unless those terms provide for payment in a manner which could not reasonably be duplicated by any Senior Holder, such as the transfer of specific property to the Company, in which event such payment will be in cash in an amount equal to the Fair Market Value of such specific property as reasonably determined by the Board of Directors in good faith. The giving of a Preissuance Notice shall constitute the representation and warranty by the Company to each

Senior Holder that (i) the proposed issuance is not subject to conditions, contingencies or material terms not disclosed in the Preissuance Notice or in the accompanying documents delivered therewith; and (ii) neither the amount or kind of consideration offered by the New Securities Purchaser for the New Securities nor any other terms of the proposed issuance or of any other transaction or proposed transaction with the New Securities Purchaser or any of its Affiliates have been established for the purpose of circumventing, increasing the cost of exercising or otherwise impairing any Senior Holder's preemptive right pursuant to this Section 4.

     Section 4.6.   Issuance to Others Not Permitted Absent Compliance.  If the
                    --------------------------------------------------
Company does not issue and deliver, to each Senior Holder, on or before the 120th day after the date the applicable Preissuance Notice with respect to any proposed issuance of New Securities is given (or, if later, the date specified for the closing in the second to last sentence of Section 4.3), all New Securities which such Senior Holder is entitled to be issued in accordance with the provisions of this Section 4 for any reason other than the failure of such Senior Holder to tender the purchase price therefor if and when required by this
Section 4, then the Company shall not be entitled to issue any New Securities pursuant to the related Preissuance Notice. If, after compliance with Section 4.2, there remains any portion of the New Securities specified in a Preissuance Notice which have not been elected to be acquired by one or more Senior Holders, the Company shall be entitled to issue such remaining portion to the New Securities Purchasers, in the manner and on terms and conditions not materially more favorable to the purchaser than those specified in such Preissuance Notice, but only if such issuance is consummated not later than the 120th day after the date such Preissuance Notice was given (or, if later, the date specified for closing in the second to last sentence of Section 4.3). If such issuance is not so consummated within such period, then the Company shall not be entitled to issue any such New Securities without again complying with the provisions of this Section 4. Notwithstanding the foregoing provisions of this Section 4, unless a binding purchase agreement entered into pursuant to this Section 4 by the Company and such Senior Holder otherwise provides, the Company may, without liability to any Senior Holder, abandon the proposed issuance of New Securities.

     Section 4.7.   Rights Apply to Each Issuance of New Securities. Subject to
                    -----------------------------------------------
the last sentence of Section 4.1, the provisions of this Section 4 shall apply successively to each and every issuance or proposed issuance of any New Securities.

     5.   WARRANT PUT RIGHT
          -----------------

     (a) Upon the occurrence of a Redemption Event (as defined in Part A) the Majority Warrant Holders shall have the right ("Put Right") to require the
                                                ---------
Company to purchase, at the Repurchase Price specified in Section 5(d), all of the outstanding Warrants and Warrant Shares. In order to exercise the Put Right, the Majority Warrant Holders must give written notice to such effect (a "Put
                                                                         ---
Notice") to the Company (which notice shall be irrevocable) within 30 days after
------
the Company's delivery of notice of the Redemption Event to the Warrant Holders. The Company shall promptly notify the Warrant Holders of the occurrence of a Redemption Event. The Put Right shall terminate immediately prior to the closing of the IPO.

     (b) The closing of any purchase of the Warrants and Warrant Shares shall take place on a date specified by the Majority Warrant Holders in the Put Notice that is not less than 90 days nor more than 120 days after the Company delivers notice of the Redemption Event to the Warrant Holders; provided however, that if the outstanding Series A Preferred Shares or Series C Preferred Shares are being redeemed in connection with such Redemption Event, then the closing of the purchase of the Warrants and Warrant Shares shall take place on the Redemption Date (as defined in Part A or Part C, as applicable) set for the redemption of such Series A Preferred Shares and/or Series C Preferred Shares in accordance with Section 5 of Part A and/or Section 5 of Part C, as applicable. Subject to
Section 5(c), at or prior to such time the Company shall deliver a certified or bank cashier's check to each Warrant Holder, at his or its address as the same appears in the transfer records of the Company, in an amount equal to the aggregate Repurchase Price for the Warrants and Warrant Shares being repurchased from such Warrant Holder, determined in accordance with Section 5(d), or shall transfer such amount by wire transfer of immediately available funds to any account specified in writing by such Warrant Holder to the Company.

     (c) If the Company has insufficient cash to (A) purchase all Warrants and Warrant Shares that it is required to purchase pursuant to this Section 5 and
(B) redeem all shares of Series A Convertible Preferred Stock and Series C Convertible Preferred Stock that it is required to redeem pursuant to the Charter on the Redemption Date (as defined in Section 5.1 of Part A), then the Company shall (i) promptly give written notice to such effect to the Warrant Holders and (ii) take all reasonable lawful actions to obtain sufficient cash to enable the Company to make such redemption and purchase in accordance with, and subject to, the provisions of Section 5.5 of Part A and Section 5.5 of Part C.

     (d)  The repurchase price (the "Repurchase Price") for each Warrant
                                     ----------------
(determined on the basis of the number of Warrant Shares into which it is then exercisable) and each Warrant Share which is to be purchased by the Company pursuant to this Section 5 shall be an amount equal to the price per share that a holder of Common Stock would be entitled to receive if the Company were sold for its Fair Market Value (determined as provided in Section 5.1 of Part A and or Section 5.1 of Part C, as applicable) and the proceeds of such sale were distributed in accordance with the liquidation, dissolution and winding up provisions of the Charter. All selections, consents, determinations or other actions required or permitted of the Warrant Holders pursuant to this Section 5(d) shall be made by the Majority Warrant Holders.

     (e) Upon the timely receipt of the Repurchase Price (plus interest, if applicable) for Warrants or Warrant Shares sold to the Company pursuant to this
Section 5, each Warrant Holder shall forward the Warrants and Warrant Shares, as the case may be, so sold to the Company. Upon timely payment of the Repurchase Price therefor (plus interest, if applicable) Warrants so purchased shall no longer be exercisable or convertible, as the case may be, nor have any validity whatsoever.

     6.   NOTICES
          -------

     All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered or mailed by commercial courier or first class, registered or certified mail (air mail if to or from outside the United States), postage prepaid, or facsimile transmission that is acknowledged as received by the recipient, at his or its respective address set forth on the signature page hereto, or if to the Company, at its address set forth on the signature page hereto, or to such other address as the addressee shall have furnished to the other parties hereto in the manner prescribed by this Section 6.

     7.   SPECIFIC PERFORMANCE
          --------------------

     The rights of the parties under this Agreement are unique and, accordingly, the parties shall have the right, in addition to such other remedies as may be available to any of them at law or in equity, to enforce their rights hereunder by actions for specific performance in addition to any other legal or equitable remedies they might have to the extent permitted by law.

     8.   ENTIRE AGREEMENT
          ----------------

     This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between them or any of them as to such subject matter. This Agreement shall supersede the Existing Stockholders Agreement, and upon execution and delivery of this Agreement by all parties hereto, the Existing Stockholders Agreement shall terminate and be of no further force or effect.

     9.   WAIVERS AND FURTHER AGREEMENTS
          ------------------------------

     Any of the provisions of this Agreement may be waived by an instrument in writing with the consent of the party or parties whose rights are being waived. Any waiver of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of that provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as any other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

     10.  AMENDMENTS
          ----------

     This Agreement may be amended by and such amendment shall be effective upon the receipt of the written consent of all of the following: (i) the holders of at least fifty-one percent (51%) of the Shares then held by the Holders, (ii) the holders of at least fifty-one percent (51%) of the Series A Shares and Warrant Shares then outstanding and (iii) the holders of at least fifty-one percent (51%) of the Series C Shares then outstanding.

     11.  ASSIGNMENT; SUCCESSORS AND ASSIGNS
          ----------------------------------

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted assigns, except as may be expressly provided otherwise herein.

     12.  COMPANY COVENANT
          ----------------

     The Company hereby covenants and agrees to cause each officer and employee of the Company and any other Person who, on or after the date hereof, acquires or has the right to acquire from the Company a number of Shares that, when taken together with all other Shares or rights to acquire Shares held by such officers, employee or other Person, is greater than or equal to 1% of the total number of Shares outstanding to become a party to this Agreement, effective as of the date of the acquisition of such Shares or such right to acquire such Shares, by executing and delivering to the Company an Instrument of Accession in the form of Exhibit I hereto.
            ---------

     13.  SEVERABILITY
          ------------

     In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

     14.  COUNTERPARTS
          ------------

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     15.  SECTION HEADINGS
          ----------------

     The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     16.  GOVERNING LAW
          -------------

     This Agreement shall be construed and enforced in accordance with and governed by the Business Corporation Act of the State of Arkansas as to matters within the scope thereof and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts.

     17.  REPORTS
          -------

     The Company shall deliver to each Series C Holder the same reports and information that it delivers to the Capital Resource Parties pursuant to Section
7.03 of the Series A Purchase Agreement, and each Series C Holder shall have the same inspection rights as the Capital Resource Parties have under Section 7.01(f) of the Series A Purchase Agreement, as long as (a) at least 50% of the Series C Preferred Shares are outstanding, and (b) such Series C Holder holds at least 50% of the Series C Preferred Shares acquired by it on the date of initial issuance of the

Series C Preferred Shares.

                    [Rest of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Stockholders' Agreement as of the day and year first above set forth.

                              COMPANY:

                              LAW OFFICE INFORMATION SYSTEMS, INC.
                              105 North 28th Street Van Buren, Arkansas 72956
                              Attention: Kyle D. Parker, President
                              Telecopy No.: (501) 471-9224


                              By: /s/ Kyle Parker
                                  ------------------------------
                              Name: Kyle Parker
                              Title:   Chief Executive Officer

                              HOLDERS:

                              CAPITAL RESOURCE LENDERS III, L.P.
                              c/o Capital Resource Partners
                              85 Merrimac Street, Suite 200
                              Boston, Massachusetts 02114
                              Attention: Robert C. Ammerman
                              Telecopy No.: (617) 723-9819

                              By:   Capital Resource Partners III, L.L.C.,
                                    Its General Partner


                              By: /s/ Robert C. Ammerman
                              Name:
                              Title:

                              CRP INVESTMENT PARTNERS III, L.L.C.
                              c/o Capital Resource Partners
                              85 Merrimac Street, Suite 200
                              Boston, Massachusetts 02114
                              Attention: Robert C. Ammerman
                              Telecopy No.: (617) 723-9819


                              By: /s/ Robert C. Ammerman
                                    Name:
                                    Title:


                              /s/ Rowland Moriarty
                              ------------------------------
                              Rowland Moriarty

                              Address: Cubex Corporation
                                       200 Clarendon Street, Boston

                              /s/ Charles J. Lindsay
                              ______________________________________
                              Charles J. Lindsay

                              Address: 37 Skyridge Rd., Greenwich, CT
                                      ________________________________

                              /s/ Charles J. Lindsay
                              ______________________________________
                              Charles J. Lindsay, as Custodian of
                              Michael D. Lindsay under the
                              Connecticut Uniform Transfers to
                              Minors Act

                              Address: 37 Skyridge Rd., Greenwich, CT
                                      _______________________________

                                      _______________________________


                  [Signature Page to Stockholders' Agreement]

                              /s/ Charles J. Lindsay
                              ______________________________________
                              Charles J. Lindsay, as Custodian of
                              Maxwell C. Lindsay under the
                              Connecticut Uniform Transfers to
                              Minors Act

                              Address: 37 Skyridge Rd., Greenwich, CT
                                      _______________________________

                              /s/ Charles J. Lindsay
                              ______________________________________
                              Charles J. Lindsay, as Custodian of
                              Susan M. Lindsay under the
                              Connecticut Uniform Transfers to
                              Minors Act

                              Address: 37 Skyridge Rd., Greenwich, CT
                                      _______________________________

                              /s/ Charles J. Lindsay
                              ______________________________________
                              Charles J. Lindsay, as Custodian of
                              Sally M. Lindsay under the
                              Connecticut Uniform Transfers to
                              Minors Act

                              Address: 37 Skyridge Rd., Greenwich, CT
                                      _______________________________

                              /s/ George P. Lindsay
                              ______________________________________
                              George P. Lindsay

                              Address:
                                      _______________________________

                              /s/ Charles M. Dubroff
                              ______________________________________
                              Charles M. Dubroff

                              Address:______________________________

                              /s/ Nestor J. Olivier
                              ______________________________________
                              Nestor J. Olivier

                              Address:______________________________


                  [Signature Page to Stockholders' Agreement]

                              /s/ Nestor J. Olivier
                              ______________________________________
                              Nestor J. Oliver, as Custodian for
                              Maximilian A. Olivier under the
                              Connecticut Uniform Transfers to
                              Minors Act

                              Address:______________________________


                  [Signature Page to Stockholders' Agreement]

                    SANDLER CAPITAL PARTNERS IV, L.P.

                     By: SANDLER INVESTMENT PARTNERS, General Partner

                       By: SANDLER CAPITAL MANAGEMENT,
                            General Partner

                         By: MJDM MEDIA CORP., a General Partner
                              767 Fifth Avenue, 45th Floor
                              New York, NY 10153
                              Attention:
                              Telecopy No.:


                              By: /s/ Edward Grinacoff
                              __________________________________
                              Name:  Edward Grinacoff
                              Title: President


                    SANDLER CAPITAL PARTNERS IV, FTE, L.P.

                     By: SANDLER INVESTMENT PARTNERS, General Partner

                       By: SANDLER CAPITAL MANAGEMENT,
                             General Partner

                         By: MJDM MEDIA CORP., a General Partner
                              767 Fifth Avenue, 45th Floor
                              New York, NY 10153
                              Attention:
                              Telecopy No.:


                              By: /s/ Edward Grinacoff
                                  ___________________________________
                              Name:  Edward Grinacoff
                              Title: President


                  [Signature Page to Stockholders' Agreement]

                              PARKER TRUST, created by instrument dated March 15, 1989, and amended and restated by two Trust Agreements dated November 25, 1997.



                              By: /s/ Kyle D. Parker, Trustee
                                  ___________________________
                                 Kyle D. Parker, Trustee

                              Address: 1530 South 37th
                                       Fort Smith, AR 72903


                               /s/ Kyle D. Parker
                               _____________________________
                               Kyle D. Parker

                              Address: 1530 South 37th
                                       Fort Smith, AR 72903


                              /s/ Douglas W. Parker, Sr.
                              ______________________________
                              Douglas W. Parker, Sr.

                              Address:  2720 So. Waldron
                                        ________________

                                        Ft. Smith, AR 72903
                                        ___________________

                              /s/ Melissa Ann Parker
                              _____________________________
                              Melissa Ann Parker

                              Address: 3611 Free Ferry Road
                                       Fort Smith, AR 72903


                  [Signature Page to Stockholders' Agreement]

                              /s/ David Jamell
                              _____________________________________________
                              David Jamell

                              Address: 2607 Riviera Circle
                                       Fort Smith, AR 72903


                              JOSEPH MULLEN REVOCABLE TRUST created by instrument dated September 24, 1998.



                              By: /s/ Janet M. Den Uyl, Trustee
                              ___________________________________
                              Janet M. Den Uyl, Trustee


                              /s/ Johnnie L. Hernreich
                              ______________________________________
                              Johnnie L. Hernreich

                              Address:  #8 Riverlyn Terr.
                                        _________________

                                        Ft. Smith, AR 72903
                                        ___________________

                              /s/ Larry Murray
                              ______________________________________
                              Larry Murray

                              Address: 4023 Kinkead
                                      ______________________________
                                      Ft. Smith, AR 72903
                                      ______________________________


                              /s/  W. Clark Wigley
                              ______________________________________
                              W. Clark Wigley

                              Address:  151 Crescent Avenue
                                        ___________________

                                        Portola Valley, CA 94028
                                        ________________________


                  [Signature Page to Stockholders' Agreement]

                              /s/ Reves W. Dillon
                              ___________________________________
                              Reves W. Dillon

                              Address:  6304 Silver Shade Crossing
                                        __________________________

                                         Van Buren, AR
                                         _____________



                              /s/ J. Scott Thompson
                              ___________________________________
                              J. Scott Thompson

                              Address:  4422 Urbana
                                        ___________

                                         Fort Smith, AR 72904
                                         ____________________

                              /s/ Paul E. Dickson
                              ___________________________________
                              Paul E. Dickson

                              Address:  1701 Lover Lane
                                        _______________

                                         Van Buren, AR 72956
                                         ___________________




                              /s/ Charles Griggs
                              ___________________________________
                              Charles Griggs

                              Address:  1002 E. 66th Pl. S. #411
                                        ________________________

                                         Tulsa, OK 74136
                                         _______________

                              /s/ Gary Hood
                              ___________________________________
                              Gary Hood

                              Address: 55 Mercker Road
                                      _____________________________
                                      Sothington, CT 06489
                                      _____________________________

                  [Signature Page to Stockholders' Agreement]

                              /s/ David Hoover
                              ______________________________________
                              David Hoover

                                       3705 SW Skyview Circle
                              Address:______________________________
                                       Ankeny, IA 50021
                                       _____________________________


                              /s/ Pamela G. Rogers
                              ______________________________________
                              Pamela G. Rogers

                                       6810 Free Ferry Road
                              Address:______________________________
                                       Ft. Smith, AR 72903
                                       _____________________________



                              /s/ Kelly J. Ketchum
                              ______________________________________
                              Kelly J. Ketchum

                                       915 Cross Lanes Road
                              Address:______________________________
                                        Alma, AR 72921
                                      ______________________________




                              /s/ Robert J. Gould
                              ______________________________________
                              Robert J. Gould

                                       3015 Key Harbor Drive
                              Address:______________________________
                                       Safety Harbor, Fl 34695


                              /s/ Larry Murray
                              _______________________________________
                              Larry Murray

                              Address:______________________________

                                       _____________________________


                  [Signature Page to Stockholders' Agreement]

                              /s/ Mark Beyland
                              ______________________________________
                              Mark Beyland

                              Address: 105 North 28th Street
                                       _____________________________
                                       Van Buren, AR 72956
                                       _____________________________

                              EXETER CAPITAL PARTNERS IV, L.P.

                              By: Exeter IV Advisors, L.P.,
                                   Its general partner

                              By: Exeter IV Advisors, Inc.,
                                   Its general partner

                                   By: /s/ Keith Fox
                                       _____________________________
                                   Title
                                       _____________________________
                              Address:  10 East 53rd Street
                                         New York, New York 10022
                                         Attn: Keith R. Fox
                                         Tel: (212) 872-1172
                                         Fax: (212) 872-1198


                              DUBLIND PARTNERS INC.



                                   By: /s/ Nestor J. Oliner
                                       _____________________________
                                   Name:  Nestor J. Oliner
                                   Title: Director


                  [Signature Page to Stockholders' Agreement]

                                                                       EXHIBIT I
                                                                       ---------

                            INSTRUMENT OF ACCESSION
                            -----------------------

     The undersigned, _________________________, as a condition precedent to becoming the owner or holder of record of ________________ (______________) shares of the Common Stock, $0.001 par value per share, of Law Office Information Systems, Inc., an Arkansas corporation (the "Company"), hereby agrees to become a Holder, party to and bound by that certain Amended and Restated Holders' Agreement, dated as of ___________, 1999, by and among the Company and certain Holders of the Company. This Instrument of Accession shall take effect and shall become an integral part of the said Amended and Restated Holders' Agreement immediately upon execution and delivery to the Company of this Instrument.

     IN WITNESS WHEREOF, this INSTRUMENT OF ACCESSION has been duly executed by or on behalf of the undersigned, as a sealed instrument under the laws of The Commonwealth of Massachusetts, as of the date below written.

                                   Signature:
                                   Address:
                                   Date:

Accepted:

By:
Name:
Date: